Exhibit 99.1

JAMES D. GERSON

December 18, 2014

Board of Directors

Fuel Cell Energy, Inc.

Gentlemen,

I hereby resign my directorship in Fuel Cell Energy, Inc. effective today.

Very truly yours,

/s/ James D. Gerson

James D. Gerson